UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2025
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) The Audit Committee (the “Committee”) of the Board of Directors of Nauticus Robotics Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Committee invited several public accounting firms to participate in this process, including Whitley Penn LLP (“Whitley Penn”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Company notified Whitley Penn that it would be dismissed as the Company’s independent registered public accounting firm on December 19, 2025.

The reports of Whitley Penn on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2024, and in the subsequent interim period through December 19, 2025, there were no disagreements with Whitley Penn within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, which, if not resolved to the satisfaction of Whitley Penn, would have caused Whitley Penn to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2023 and 2024, or in the subsequent period through December 19,2025, except for the material weakness in the Company’s internal control over financial reporting related to a lack of qualified accounting and financial reporting personnel with an appropriate level of experience and inadequate procedures for the accounting close process including obtaining information supporting significant accounting estimates and judgments affecting the financial statements on a timely basis, previously reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Company has provided a copy of the foregoing disclosures to Whitley Penn and requested that Whitley Penn furnish it with a letter addressed to the Securities and Exchange Commission stating whether Whitley Penn agrees with the above statements in Item 4.01(a). A copy of Whitley Penn’s letter, dated December 19, 2025, is filed as Exhibit 16.1 to this Form 8-K.

(b) On December 19, 2025, the Committee approved the appointment of Withum, Smith & Brown P.C. (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to completion of its standard client acceptance procedures and execution of an engagement letter. On December 22, 2025 the Committee engaged Withum as the Company’s independent registered public accounting firm. During the two most recent fiscal years and in the subsequent interim period through December 22, 2025, the Company has not consulted with Withum with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
16.1	Letter from Whitley Penn LLP to the Securities and Exchange Commission dated December 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2025	Nauticus Robotics, Inc.

	By:	/s/ John Symington
		Name:	John Symington
		Title:	General Counsel